Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LINCOLN EDUCATIONAL SERVICES CORPORATION

Lincoln Educational Services Corporation, a corporation organized and existing under the laws of the State of New Jersey, restates and integrates its Certificate of Incorporation, as heretofore amended, to read in full as herein set forth:

ARTICLE I

Name

The name of the corporation is Lincoln Educational Services Corporation (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of New Jersey is 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.  The name of the registered agent of the Corporation at such address is Alexandra Luster.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, Section 14A, Corporations, General, of the New Jersey Statutes (the “Act”).

ARTICLE IV

Capital Stock

Section 1.  Shares, Classes and Series Authorized.  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, no par value per share (hereinafter called “Common Stock”) and 10,000,000 shares shall be Preferred Stock, no par value per share (hereinafter called “Preferred Stock”), issuable in one or more series.

Section 2.  Issuance of Capital Stock.  The Board of Directors of the Corporation (the “Board”) may from time to time offer for subscription or otherwise issue or sell any or all of the unissued stock of any class, or any shares of stock of any class which may be held in the treasury of the Corporation, to such persons, firms or corporations and for such consideration (so far as may be permitted by the laws of the State of New Jersey) as it shall from time to time in its absolute discretion determine.

Section 3.  Description of Capital Stock.  The following is a description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof:

(a)                                  Rights and Restrictions of Preferred Stock.  (1)  Authority is hereby expressly vested in the Board, subject to the provisions of this Article IV and to the limitations prescribed by law, without Stockholder action, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.  The authority of the Board with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)                                     The designation of such series.

(ii)                                  The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or non-cumulative.

(iii)                               Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of the Corporation or of any other corporation, by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

(iv)                              The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

(v)                                 Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

(vi)                              The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

(vii)                           The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(viii)                        The provisions as to voting (which may be one or more votes per share or a fraction of a vote per share), optional and/or other special rights and preferences, if any.

The Board may change the designation, rights, preferences, limitations, description and terms of, and number of shares in, any series as to which no shares have theretofore been issued.

All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

(2)                                  Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock which are not classified into any series.

For all purposes, this Certificate of Incorporation shall include each certificate of designation (if any) setting forth the terms of a series of Preferred Stock approved by the Board in accordance with Section 14A:7-2 of the Act and duly filed in accordance with the procedures set forth in Section 14A:7-2(4) of the Act.

(b)                                 Rights and Restrictions of Common Stock.  The powers, preferences, rights, qualifications, limitations or restrictions thereof in respect to the Common Stock are as follows:

(i)                                     The Common Stock is junior to the Preferred Stock and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein or in any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the provisions of Section 3(a) of this Article IV and duly filed in accordance with the procedures set forth in Section 14A:7-2(4) of the Act.

(ii)                                  The Common Stock shall have voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held by such holder, except as otherwise required by law.  The ability of the stockholders to engage in cumulative voting is hereby specifically denied.

(iii)                               Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the shares of Common Stock by the Board from time to time out of assets or funds of the Corporation legally available therefor.

(iv)                              Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock.

(v)                                 Optional rights to purchase shares of Common Stock may be granted, on such terms, at such price, in such manner and at such time or times as may be expressed in a resolution or resolutions adopted by the Board, and warrants or other evidence of such optional rights may be issued.

(vi)                              No holder of Common Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for stock of any class, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any stock of any class, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(vii)                           The Common Stock shall not be convertible into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes.

(viii)                        The Corporation shall not be required to issue any fraction of a share of Common Stock of the Corporation.

(c)                                  Increase or Decrease in Amount of Authorized Shares.  The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the shares of the Common Stock outstanding and entitled to vote thereon and, except as expressly provided in this Certificate of Incorporation, as amended from time to time, including in any duly filed amendments approved by the Board pursuant to authority expressly vested in it by the provisions of Section 3 of this Article IV with respect to the Preferred Stock and except as otherwise provided by law, no vote by holders of capital stock of the Corporation other than the Common Stock shall be required to approve such action.

(d)                                 Shares Entitled to More or Less than One Vote.  If any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in this Certificate of Incorporation and in any relevant provision of law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

ARTICLE V

Directors

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Certificate of Incorporation or the Bylaws directed or required to be exercised or done by stockholders.

Section 2.  Number and Term of Office.  The number of directors shall be such number, not less than three, as shall be fixed from time to time by the Board.  Directors need not be stockholders.  The Bylaws shall prescribe the manner in which the number of directors necessary to constitute a quorum of the Board of Directors shall be determined.  Advance notice of nomination by a proposed nominee for election as director may be made by a stockholder in the manner provided in the Bylaws.  If for any cause the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the Bylaws.  The election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

Section 3.  Resignation.  Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective at the time of receipt by the Secretary.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 4.  Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board.

Section 5.  Vacancies.  Any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the Board shall be deemed to exist in the case of the death, removal or resignation of any director.

Section 6.  Meetings.  (a)  Annual Meetings.  The annual meeting of the Board shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held.  No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)                                 Regular Meetings.  Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.01 of the Bylaws.  Regular meetings of the Board may also be held at any place within or without the State of New Jersey that has been designated by resolution of the Board or the written consent of all directors.

(c)                                  Special Meetings.  Special meetings of the Board may be held at any time and place within or without the State of New Jersey whenever called by the Chairman of the Board, the Chairman of the Board or the President or any two of the directors.

(d)                                 Telephone Meetings.  Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)                                  Notice of Meetings.  Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting at the beginning of the meetings to the transaction of any business because the meeting is not lawfully called or convened.

(f)                                    Waiver of Notice.  The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(g)                                 Quorum and Manner of Acting.  One-half the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, this Certificate of Incorporation or the Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(h)                                 Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)                                     the Chairman;

(ii)                                  the President;

(iii)                               any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 7.  Committees of the Board.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees including an executive committee, each committee to consist of one or more directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  Any such committee, to the extent provided in the resolution of the Board designating such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation subject to applicable law.  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board in accordance with Section 14A:6-9(3) of the Act.

Section 8.  Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.  Compensation.  The Board may determine the compensation of directors.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.  Transactions Involving Interested Directors.

(a)                                  No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any domestic or foreign corporation, firm, or association of any type or kind in which one or more of the directors are directors or otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director of directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because his or her votes are counted for such purpose, if any of the following is true:

(i)                                     The contract or other transaction is fair and reasonable to the Corporation at the time it is authorized, approved or ratified; or

(ii)                                  The fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even if the disinterested directors are less than a quorum; or

(iii)                               The fact of the common directorship or interest is disclosed or known to the shareholders, and they ratify authorize, approve, or ratify the contract or transaction.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described in this Article V, Section 10 is authorized, approved or ratified.

Section 11.  Other Constituencies.  In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interest of the Corporation and its stockholders and the effects that the Corporation’s actions may have in the short term or long term upon any one or more of the following matters:

(i)                                     the prospects for potential growth, development, productivity and profitability of the Corporation;

(ii)                                  the Corporation’s current employees;

(iii)                               the Corporation’s employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

(iv)                              the Corporation’s customers and creditors;  and

(v)                                 the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

Nothing in this Section 11 shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters.  No such employee, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Section 11.

Section 12.  Amendment of this Article V.  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the majority of the directors and the affirmative vote of at least 66 2/3% of the combined voting power of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.

ARTICLE VI

Meetings of Stockholders;

Corporation Books

Section 1.  Stockholders Meetings.  Meetings of holders of capital stock of the Corporation may be held outside the State of New Jersey if the Bylaws so provide.  Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation, other than a consent in writing adopted by all Stockholders entitled to vote thereon pursuant to Section 14A:5-6(1) of the New Jersey Business Corporation Act.  Meetings of holders of capital stock of the Corporation may be called only by (i) the President or (ii) by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, or (iii) pursuant to an order of the New Jersey Superior Court in accordance with Section 14A:5-3 of the Act.  The ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied other than pursuant to an order of the New Jersey Superior Court in accordance with Section 14A:5-3 of the Act.  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the majority of the directors and the affirmative vote of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VI.

Section 2.  Books of Corporation.  Except as otherwise provided by law, the books of the Corporation may be kept outside the State of New Jersey at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.  The Board of Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account or book or document or record of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

ARTICLE VII

Director and Officer Liability and Indemnification

To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that the provisions of this Article VII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. A “Corporate Agent” of the Corporation shall be any person who is or was a director, officer, employee, or agent of the Corporation or any constituent corporation absorbed by this Corporation in a consolidation or merger, and other persons serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, limited liability company, joint venture, trust, or other enterprise.  The Corporation shall have the authority to indemnify any Corporate Agent against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, with respect to which the Corporate Agent is a party, or is threatened to be made a party, to the fullest extent permitted by the Act.  The indemnification provided in this paragraph shall not be deemed exclusive of any other right, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which the Corporate Agent may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in that Corporate Agent’s official capacity and as to action in another capacity.  However, no indemnification shall be made to any Corporate Agent if a judgment or other final adjudication establishes that the Corporate Agent engaged in conduct that (1) breached the duty of loyalty to the Corporation or its stockholders, (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or (4) resulted in the receipt of an improper personal benefit.  Conduct breaching the duty of loyalty is conduct that a person knows or believes to be contrary to the best interests of the Corporation or its stockholders in connection with a matter in which he or she has a material conflict of interest.  These indemnification rights shall inure to the benefit of the heirs, executors, and administrators of the Corporate Agent.  The Corporation shall have the power to purchase and maintain insurance on behalf of its Corporate Agents against any liability asserted against the Corporate Agent and incurred by the Corporate Agent in any capacity, arising out of the Corporate Agent’s status as a Corporate Agent, whether or not the Corporation would have the power to indemnify the Corporate Agent against the liability under the provisions of this Amended and Restated Certificate of Incorporation.

ARTICLE VIII

Duration

The duration of the Corporation shall be perpetual.

ARTICLE IX

Amendments

The Corporation reserves the right to amend, alter, change or repeal any of the provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and/or stockholders herein are granted subject to this reservation.

ARTICLE X

Bylaws

The Board shall have the power to adopt, amend or repeal Bylaws of the Corporation.  No adoption, amendment or repeal of a bylaw by action of the stockholders shall be effective unless approved by the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote on such matter, voting together as a single class.  Any vote of stockholders required by this Article X shall be in addition to any other vote of stockholders that may be required by law, this Certificate of Incorporation, the bylaws of the Corporation, any agreement with a national securities exchange or otherwise.

ARTICLE XI

Directors

The number of directors constituting the current Board of Directors of the Corporation is eight.  The names and addresses of said directors are as follows:

David F. Carney	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

Alexis P. Michas	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

James J. Burke, Jr.	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

Steven W. Hart	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

Jerry G. Rubenstein	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

Peter S. Burgess	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

John Petillo	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

Paul Glaske	200 Executive Drive, Suite 340,

West Orange, New Jersey 07052

ARTICLE XII

New Jersey Shareholders Protection Act

The Corporation shall be governed by the provisions of the New Jersey Shareholders Protection Act, Section 14A:10A-1 et. seq. of the Act, as the same shall be amended from time to time (the “SPA”).  Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the Bylaws), this Article XII may be amended only by the affirmative vote, in person or by proxy, of the holders of 66 2/3% in interest of the issued and outstanding voting stock of the Corporation (considered for this purpose as one class) including the holders of 66 2/3% of the outstanding voting stock of the Corporation held by persons other than “Interested Stockholders” as such term is defined Section 14:10A-3 of the SPA; provided, however, that such provision may be amended, altered, repealed or adopted, by either (a) the affirmative vote of 66 2/3% of the Corporation’s issued and outstanding voting stock or (b) the approval of the majority of the Disinterested Directors and the holders of a majority in interest of the issued and outstanding voting stock of the Corporation.  For purposes of this Article XIV, “Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and who is recommended to succeed a Disinterested Director then on the Board of Directors.  The SPA shall be deemed to apply to transactions which, but for this provision in this Amended and Restated Certificate of Incorporation, would otherwise be exempt from the SPA pursuant to Section 14A: 10A-6(b) of the Act.

IN WITNESS WHEREOF, Lincoln Educational Services Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this [    ] day of [       ] 2005.

Lincoln Educational Services Corporation

By: